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                                                                EXHIBIT 10.34(a)

                            THIRD AMENDMENT TO THE
                            UCAR CARBON SAVINGS PLAN
                            ------------------------

     In accordance with Section 9.1 of the UCAR Savings Plan (the "Plan"), the Plan is hereby amended as follows:

     1. Section 1.17.1 of the Plan is amended to delete the words "with respect to 1995, or during the Plan Year with respect to any other year" therefrom.

     2. Section 2.3.1 of the Plan is amended by inserting the following before the last period thereof:

          "or, the Committee may treat any amounts that would otherwise cause the $9,240 limitation (as adjusted) to be exceeded, as a Basic Deduction or Supplemental Deduction pursuant to Section 2.7 of the Plan."

     3. Section 5.8.6 of the Plan is amended by adding the following at the end thereof:

          "To the extent a Participant's Accounts are invested in more than one Investment Option, he or she may designate in writing the order in which such Investment Options will be liquidated for Plan loans (except that UCAR Discounted Stock will always be the last fund liquidated). If the Participant does not so designate an order, Investment Options will be liquidated in the following order (to the extent applicable):

                        i.    Fixed Income Fund;
                        ii.   Balanced Fund;
                        iii.  Equity Income Fund;
                        iv.   Equity Indexed Fund;
                        v.    Equity Growth Fund;
                        vi.   Praxair Common Stock;
                        vii.  UCC Stock;
                        viii. U.S. Savings Bonds;
                        ix.   UCAR Stock; and
                        x.    UCAR Discounted Stock (to the extend permitted)."

     4. The provisions of paragraph 2 and 3 of this Third Amendment shall be effective as of January 1, 1994.

     5. The provisions of paragraph 1 of this Third Amendment shall be effective as of January 1, 1995.

                                            UCAR CARBON COMPANY, INC.



                                            By: /s/ John C. Arnold
                                            ----------------------